UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2010

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7480 Flying Cloud Drive Minneapolis, Minnesota	55344-3720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 351-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On May 3, 2010, the Personnel and Compensation Committee (the “Committee”) of the Board of Directors of Alliant Techsystems Inc. (“ATK”) approved an amendment and restatement of the Alliant Techsystems Inc. Income Security Plan (the “Plan”).  In addition to making certain administrative changes, the Committee revised the Plan by

•      placing a cap on the compensation and benefits that may be paid under the Plan in order to avoid the imposition of any excise tax and the corresponding gross-up on such excise tax by ATK, and

•      adding a modified “sunset” provision applicable to ATK’s chief executive officer, chief financial officer, chief operating officer (if there is someone in that position) and general counsel under which, on each of the fifth through ninth anniversaries of the date of service in that position, the amount payable would be reduced by an increment of 0.2, for a total decrease from three times compensation to two times compensation over that five-year period.

This description is qualified in its entirety by reference to the full text of the Plan amendment, which is attached to this report as Exhibit 10.1 and is hereby incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Alliant Techsystems Inc. Income Security Plan effective May 3, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

Date: May 6, 2010	By:	/s/ KEITH D. ROSS
Keith D. Ross
Senior Vice President, General
Counsel and Secretary